Exhibit 8.1
December 20, 2006
Re:      Issuance and Sale of 4.75% Convertible Junior Subordinated Debentures due 2066 by Peabody
Energy Corporation
Peabody Energy Corporation
701 Market Street, Suite 700
St. Louis, Missouri 93101
Ladies and Gentlemen:
          We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the “Corporation”), in connection with the preparation and filing by the Corporation with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”), with respect to the issuance and sale of $732,500,000 aggregate principal amount of 4.75% Convertible Junior Subordinated Debentures due 2066 by the Corporation (the “Debentures”) issued pursuant to the Subordinated Indenture, dated as of December 20, 2006, between the Corporation and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture, dated as of December 20, 2006 (the “Indenture”). The Debentures will be convertible, subject to certain conditions set forth in the Indenture, into a combination of cash or shares of perpetual preferred stock of the Corporation (“Perpetual Preferred Stock”) and, under certain circumstances, common stock, par value $0.01 per share, of the Corporation. The Debentures will be offered for sale to investors pursuant to the Corporation’s prospectus dated July 28, 2006, as supplemented by the prospectus supplement

December 20, 2006
dated December 14, 2006 (the “Prospectus”), filed by the Corporation pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act.
          In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) the Prospectus; (iii) the Indenture; (iv) the Certificate of Designations of Perpetual Preferred Stock dated December 19, 2006; and (v) the global debentures representing the Debentures. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Corporation and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
          In rendering the opinions described below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the transactions related to the issuance of the Debentures will be consummated in accordance with the terms of the documents and forms of documents described herein.
          Based upon the foregoing, and subject to the qualifications and limitations stated herein and in the Prospectus constituting part of the Registration Statement, we are of the opinion that the statements set forth in the Prospectus constituting part of the Registration Statement under the caption “Certain U.S. Federal Income and Estate Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or

December 20, 2006
legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
          We express no opinion with respect to the transactions referred to herein or in the Prospectus or the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Debentures and that our opinion is not binding on the Internal Revenue Service or courts, any of which could take a contrary position. We do not express any opinion herein concerning any law other than the federal law of the United States.
          We hereby consent to the filing of this opinion letter as an exhibit to the Corporation’s Form 8-K (which is deemed incorporated by reference into the Prospectus constituting part of the Registration Statement) and to the use of our name under the caption “Legal Matters” in the Prospectus.

Very truly yours, SIMPSON THACHER & BARTLETT LLP